UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 23, 2023

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor
Woodland Hills, California 91367
(Address of principal executive offices)(Zip Code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 23, 2023, BlackLine, Inc. (“BlackLine” or the “Company”) announced a restructuring plan that is designed to support the Company’s growth, scale and profitability objectives. As part of the restructuring, the Company expects to reduce its global workforce by approximately 9.0%, or 166 total employee positions.

In connection with the restructuring plan, the Company currently estimates that it will incur expenses of up to $9.0 million, primarily for severance and other termination benefits. The substantial majority of these expenses are expected to result in cash expenditures. The Company expects to recognize these anticipated expenses during the third and fourth quarters of fiscal year 2023 and to have substantially completed the planned actions during the fourth quarter of fiscal year 2023, subject to local law and consultation requirements, which may extend the process in certain countries. The Company anticipates annual gross cost savings of approximately $28.0 million to be realized from the restructuring plan by year-end 2024.

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report include, but are not limited to, statements regarding expectations related to the Company’s restructuring plan and expected workforce reductions, including forecasts or projections of expenses, cash expenditures and cost savings associated with the workforce reduction, and expected timing. Our use of the words “plan,” “estimate,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained in this Current Report are based upon BlackLine’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time such statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. The forward-looking statements contained in this Current Report are subject to risks related to the macroeconomic environment and there may be unintended consequences associated with our restructuring plan and expected workforce reductions, as well as other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q. The Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: August 23, 2023	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Chief Legal and Administrative Officer

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